Exhibit 10.1.1

            FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of August 16, 1999, is made among HMT TECHNOLOGY CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), and CREDIT SUISSE FIRST BOSTON and FLEET NATIONAL BANK, as agents for the Banks (in such capacity, the "Agents").

The Borrower, the Banks and the Agents are parties to a Revolving Credit Agreement dated as of November 2, 1998 (the "Credit Agreement"). The Borrower has requested that the Banks agree to certain amendments to the Credit Agreement. The Banks have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

Definitions; Interpretation.

Terms Defined in Credit Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

Amendments to the Credit Agreement.

Amendments. The Credit Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 4 (the "Effective Date"):

Section 1.1 of the Credit Agreement is hereby amended as follows:

     (A) The following new definitions shall be inserted in proper alphabetical order:

            "Borrowing Base.  As of any date of determination, the
             aggregate amount of all cash of the Borrower held in deposit accounts at the Agents in which the Agents have a perfected first priority security interest securing the Obligations."

            "Borrowing Base Effectiveness Period.  The period
             prior to the termination, if any, of the Borrowing
             Base Effectiveness Period pursuant to Section 2.9."

     (B) The definition of "LIBOR Spread" is amended and restated as follows:

         "LIBOR Spread.  Fifty basis points (0.50%)."

(ii) Section 2.1 of the Credit Agreement is hereby amended by amending and restating the proviso in the first sentence as follows:

            "provided that the sum of the outstanding amount
             of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed (a) during the Borrowing Base Effectiveness Period, the lesser of (i) the Borrowing Base and (ii) the Total Commitment, and (b) at any other time, the Total Commitment."

(iii) Section 2.2 of the Credit Agreement is hereby amended and restated as follows:

            "2.2    Commitment Fee.  The Borrower agrees to
             pay to the Agents for the respective accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (each a "Commitment Fee" and, in the aggregate, the "Commitment Fee") equal to twenty-five basis points (0.25%), calculated on the average daily amount during each calendar quarter, or such shorter period as may exist from the end of the final calendar quarter occurring prior to the Maturity Date until the Maturity Date, by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the earlier to occur of (i) the Maturity Date and (ii) any earlier date on which the Commitments shall terminate pursuant hereto."


(iv) Section 2 of the Credit Agreement is hereby further amended by inserting a new Section 2.9 as follows:

            "2.9    Termination of Borrowing Base.  Provided that no
             Default or Event of Default then exists, the Borrower may elect by written notice to the Agents to terminate the Borrowing Base Effectiveness Period upon delivery to the Agents of Compliance Certificates evidencing Consolidated Net Income for the Borrower and its Subsidiaries of not less than $10,000,000 per fiscal quarter for any two consecutive fiscal quarters ending after June 30, 1999."

(v) Section 3.2 of the Credit Agreement is hereby amended by inserting immediately after the word "exceeds" in the third line the following:

            "(i) the Borrowing Base, during the Borrowing Base
             Effectiveness Period, or (ii)"

(vi) Section 4.1.1 of the Credit Agreement is hereby amended by inserting immediately after the word "exceed" in clause
(b) of the first proviso, which clause begins in the eleventh line, the following:

            "(A) during the Borrowing Base Effectiveness Period, the
             lesser of (1) the Borrowing Base, and (2) the Total
             Commitment, and (B) at any other time,"

(vii) Section 9 of the Credit Agreement is hereby amended by inserting in the first line immediately after the text "The
Borrower covenants and agrees that," the following:

            "after the termination, if any, of the Borrowing Base
             Effectiveness Period,"

(viii) Section 11 of the Credit Agreement is hereby amended by adding a new Section 11.5 as follows:

            "11.5   Borrowing Base.  After giving effect to any Loan to be
             made hereunder and any Letter of Credit to be issued, extended or renewed hereunder, the principal amount of all outstanding Loans plus the Maximum Drawing Amount plus the amount of all outstanding Unpaid Reimbursement Obligations shall not exceed, during the Borrowing Base Effectiveness Period, the Borrowing Base."

(ix) Section 28 of the Credit Agreement is hereby deleted in its entirety.

Amendment to Table of Contents. The Table of Contents of the Credit Agreement shall be amended to the extent necessary to reflect the amendments to the Credit Agreement made in subsection (a).

References Within Credit Agreement.  Each reference in the Credit
Agreement to "this Agreement" and the words "hereof," "herein,"
"hereunder," or words of like import, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

Fees. The Borrower shall pay an amendment fee to each Bank equal to 0.10% of such Bank's Commitment. Such amendment fee shall be due and payable and fully earned on the date hereof and shall be nonrefundable.

Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

Executed Counterpart. The Agents shall have received from the Borrower a duly executed counterpart of this Amendment.

Fees and Expenses. The Borrower shall have paid (i) all fees then due in accordance with Section 3 and (ii) all invoiced costs and expenses then due in accordance with Section 6(d).

Officer's Certificate. The Agents shall have received a certificate of a Designated Officer of the Borrower, stating that (A) the representations and warranties contained in Section 5 below are true and correct on and as of the Effective Date as though made on and as of the Effective Date, and (B) on and as of the Effective Date, after giving effect to the amendment of the Credit Agreement contemplated hereby, no Default shall have occurred and be continuing;

Representations and Warranties; No Default. On the Effective Date, after giving effect to the amendment of the Credit Agreement contemplated hereby:

the representations and warranties contained in Section 5 below shall be true and correct on and as of the Effective Date as though made on and as of such date; and

no Default shall have occurred and be continuing.

Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, documents and other information as the Agents or any Bank (through the Agents) may reasonably request.

Representations and Warranties. To induce the Banks to enter into this Amendment, the Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 6 of the Credit Agreement and in the other Loan Documents. For the purposes of this Section 5, (i) each reference in Section 6 of the Credit Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference in such Section to "the Loan Documents" shall mean and be a reference to the Loan Documents as amended as contemplated hereby,
(ii) Section 6.3 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal year for which financial statements have then been delivered, and (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

Miscellaneous.

Notice. The Agents shall notify the Borrower and the Banks of the occurrence of the Effective Date.

Credit Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Banks' and the Agents' execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the "Amendment Documents") shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

No Reliance. The Borrower hereby acknowledges and confirms to the Agents and the Banks that the Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

Costs and Expenses. The Borrower agrees to pay to the Agents on demand the reasonable out-of-pocket costs and expenses of the Agents, and the reasonable fees and disbursements of counsel to the Agents, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agents and each Bank and their respective successors and assigns.

Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

Complete Agreement; Amendments. This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 25 of the Credit Agreement.

Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Interpretation. This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to the Agents, the Borrower and other parties, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against any of the Banks or the Agents merely because of the Agents' or any Bank's involvement in the preparation thereof.

Loan Documents. This Amendment and the other Amendment Documents shall constitute Loan Documents.


[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

                         THE BORROWER

                         HMT TECHNOLOGY CORPORATION

                         By
                                 Name:
                                 Title:


                         THE AGENTS

                         CREDIT SUISSE FIRST BOSTON,
                         as Agent

                         By
                                 Name:
                                 Title:

                         By
                                 Name:
                                 Title:

                         FLEET NATIONAL BANK, as Agent

                         By
                                 Name:
                                 Title:

                         THE BANKS
                         CREDIT SUISSE FIRST BOSTON

                         By
                                 Name:
                                 Title:

                         By
                                 Name:
                                 Title:

                         FLEET NATIONAL BANK

                         By
                                 Name:
                                 Title: